As filed with the Securities and Exchange Commission on July 25, 2007
Registration No. 333-144439

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form F-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

VOLTAIRE LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	3571 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Voltaire Ltd.
9 Hamenofim Street Building A
Herzeliya 46725
Israel
+972 (9) 971-7666
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Voltaire, Inc.
6 Fortune Drive
Billerica, Massachusetts 01821
(978) 439-5400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies of Communications to:

Joshua G. Kiernan, Esq. Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Ori Rosen, Adv. Oren Knobel, Adv. Ori Rosen & Co. One Azrieli Center Tel Aviv 67021 Israel Tel: +972 (3) 607-4700 Fax: +972 (3) 607-4701	Phyllis G. Korff, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel: (212) 735-3000 Fax: (212) 735-2000	Dr. Avraham Ortal, Adv. Zellermayer, Pelossof & Co., Advocates Rubenstein House 20 Lincoln Street Tel Aviv 67134 Israel Tel: +972 (3) 625-5555 Fax: +972 (3) 625-5500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the amended exhibit indicated in Item 8 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following is a list of exhibits filed as a part of this registration statement:

1.1	Form of Underwriting Agreement.*
3.1	Memorandum of Association of the Registrant.*
3.2	Articles of Association of the Registrant.*
3.3	Form of Articles of Association of the Registrant to become effective upon closing of this offering.*
3.4	Specimen share certificate.*
5.1	Opinion of Ori Rosen & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).
10.1	Share Purchase Agreement, dated as of March 7, 2004, by and among the Registrant and the parties thereto.*
10.2	Share Purchase Agreement, dated as of April 28, 2005, by and among the Registrant and the parties thereto.*
10.3	Share Purchase Agreement, dated as of February 1, 2007, by and among the Registrant and the parties thereto.*
10.4	Amended and Restated Shareholders Rights’ Agreement, dated as of July 1, 2007, by and among the Registrant and the parties thereto.*
10.5	Purchase Agreement, dated October 7, 2005, between the Registrant and Mellanox Technologies Ltd.*†
10.6	Letter Agreement, dated October 12, 2004, between the Registrant and Sanmina-SCI Corporation*†
10.7	Base Agreement, dated October 15, 2004, between International Business Machine Corporation (IBM) and Voltaire, Inc.*†
10.8	Statement of Work for Base Agreement, dated November 19, 2004, between IBM and Voltaire, Inc.*†
10.9	Technical Services Agreement, dated December 14, 2005, between IBM and Voltaire, Inc.*
10.10	Statement of Work for Technical Services and Interoperability Verification, dated December 14, 2005, between IBM and Voltaire, Inc.*
10.11	Purchase Agreement, dated October 8, 2004, between Hewlett-Packard Company and Voltaire, Inc.*†
10.12	Software License and Distribution Agreement, dated August 28, 2006, between Hewlett-Packard Company and Voltaire, Inc.*†
10.13	Addendum 1 to Purchase Agreement, dated December 16, 2005, between Hewlett-Packard Company and Voltaire, Inc.*†
10.14	First Amendment to Purchase Agreement, dated July 20, 2005, between Hewlett-Packard Company and Voltaire, Inc.*†
10.15	2001 Stock Option Plan.*
10.16	2001 Section 102 Stock Option/Stock Purchase Plan.*
10.17	2003 Section 102 Stock Option/Stock Purchase Plan.*
10.18	2007 Incentive Compensation Plan.*
10.19	Form of Director and Officer Letter of Indemnification.*
21.1	List of subsidiaries of the Registrant.*
23.1	Consent of Kesselman & Kesselman.*
23.2	Consent of BDO Ziv Haft Consulting & Management, Ltd.*
23.3	Consent of Ori Rosen & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).*
24.1	Powers of Attorney (included in signature page to Registration Statement).*

*	Previously filed.

†	Portions of this exhibit were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzeliya, State of Israel on this day of July 25, 2007.

VOLTAIRE LTD.

By:	/s/ Ronnie (Miron) Kenneth
Ronnie (Miron) Kenneth
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name		Title	Date

/s/ Ronnie (Miron) Kenneth Ronnie (Miron) Kenneth		Chief Executive Officer and Chairman (principal executive officer)	July 25, 2007

* Joshua Siegel		Chief Financial Officer (principal accounting officer)	July 25, 2007

* Thomas J. Gill		Director	July 25, 2007

* Yehoshua (Shuki) Gleitman		Director	July 25, 2007

* P. Kevin Kilroy		Director	July 25, 2007

* Eric Benhamou		Director	July 25, 2007

* Nechemia (Chemi) J. Peres		Director	July 25, 2007

* Yoram Oron		Director	July 25, 2007

*By:	/s/ Ronnie (Miron) Kenneth Ronnie (Miron) Kenneth As Attorney-In-Fact

Name	Title	Date

VOLTAIRE, INC.	United States Representative	July 25, 2007

By: /s/ Ronnie (Miron) Kenneth Name: Ronnie (Miron) Kenneth Title: Chief Executive Officer, Voltaire, Inc.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*
3.1	Memorandum of Association of the Registrant.*
3.2	Articles of Association of the Registrant.*
3.3	Form of Articles of Association of the Registrant to become effective upon closing of this offering.*
3.4	Specimen share certificate.*
5.1	Opinion of Ori Rosen & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).
10.1	Share Purchase Agreement, dated as of March 7, 2004, by and among the Registrant and the parties thereto.*
10.2	Share Purchase Agreement, dated as of April 28, 2005, by and among the Registrant and the parties thereto.*
10.3	Share Purchase Agreement, dated as of February 1, 2007, by and among the Registrant and the parties thereto.*
10.4	Amended and Restated Shareholders Rights’ Agreement, dated as of July 1, 2007, by and among the Registrant and the parties thereto.*
10.5	Purchase Agreement, dated October 7, 2005, between the Registrant and Mellanox Technologies Ltd.*†
10.6	Letter Agreement, dated October 12, 2004, between the Registrant and Sanmina-SCI Corporation.*†
10.7	Base Agreement, dated October 15, 2004, between International Business Machine Corporation (IBM) and Voltaire, Inc.*†
10.8	Statement of Work for Base Agreement, dated November 19, 2004, between IBM and Voltaire, Inc.*†
10.9	Technical Services Agreement, dated December 14, 2005, between IBM and Voltaire, Inc.*
10.10	Statement of Work for Technical Services and Interoperability Verification, dated December 14, 2005, between IBM and Voltaire, Inc.*
10.11	Purchase Agreement, dated October 8, 2004, between Hewlett-Packard Company and Voltaire, Inc.*†
10.12	Software License and Distribution Agreement, dated August 28, 2006, between Hewlett-Packard Company and Voltaire, Inc.*†
10.13	Addendum 1 to Purchase Agreement, dated December 16, 2005, between Hewlett-Packard Company and Voltaire, Inc.*†
10.14	First Amendment to Purchase Agreement, dated July 20, 2005, between Hewlett-Packard Company and Voltaire, Inc.*†
10.15	2001 Stock Option Plan.*
10.16	2001 Section 102 Stock Option/Stock Purchase Plan.*
10.17	2003 Section 102 Stock Option/Stock Purchase Plan.*
10.18	2007 Incentive Compensation Plan.*
10.19	Form of Director and Officer Letter of Indemnification.*
21.1	List of subsidiaries of the Registrant.*
23.1	Consent of Kesselman & Kesselman.*
23.2	Consent of BDO Ziv Haft Consulting & Management, Ltd.*
23.3	Consent of Ori Rosen & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).*
24.1	Powers of Attorney (included in signature page to Registration Statement).*

*	Previously filed.

†	Portions of this exhibit were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.